EXHIBIT 23



PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 1994


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Peoples Bancorp Inc. on Form S-3 (File No. 33-54003) and on Form S-8 (File No. 33-67878) of our report dated January 26, 1995, on our audits of the consolidated financial statements of Peoples Bancorp Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is incorporated by reference in this Annual Report on Form 10-K.


                            /s/ COOPERS & LYBRAND L.L.P.
                            COOPERS & LYBRAND L.L.P.



Columbus, Ohio
March 29, 1995